Media	Investors
Janis Smith	Bob Strickland
(415)396-7711	(415)396-0523

Tuesday, October 18, 2005

WELLS FARGO REPORTS RECORD QUARTERLY EARNINGS
PER SHARE, NET INCOME AND REVENUE

      Highlights:
•	Record diluted earnings per share of $1.16, up 14 percent from prior year’s $1.02, up 14 percent (annualized) from prior quarter

•	Record net income of $1.98 billion, up 13 percent from prior year’s $1.75 billion, up 14 percent (annualized) from prior quarter

•	Return on equity of 19.7 percent

•	Record quarterly revenue up 16 percent from prior year; record year-to-date revenue up 12 percent from prior year

•	Strong balance sheet growth
o	Average loans up 8 percent from prior year, despite the sale of $24 billion of lowest-yielding adjustable rate mortgages (ARMs) in the quarter; average commercial loans up 14 percent from prior year
o	Average retail core deposits up 10 percent from prior year

•	Credit quality in line with expectations, excluding Hurricane Katrina
o	Nonperforming assets at .50 percent of total loans
o	Allowance for credit losses provided coverage of 272 percent of nonaccrual loans and other assets
o	$100 million provision for the impact of Hurricane Katrina

Selected Financial Information	Third Quarter			Nine months ended Sept. 30		,
			%			%
Earnings	2005	2004	Change	2005	2004	Change
Diluted earnings per share	$1.16	$1.02	14%	$3.36	$3.05	10%
Net income (in billions)	1.98	1.75	13	5.74	5.23	10
Asset Quality
Net charge-offs as % of avg. total loans	.73%	.59%	24	.72%	.60%	20
Nonperforming assets as % of total loans	.50	.56	(11)	.50	.56	(11)
Other
Revenue (in billions)	$8.5	$7.3	16	$24.5	$21.9	12
Average loans (in billions)	295.6	274.3	8	292.9	265.7	10
Average core deposits (in billions)	247.2	225.0	10	239.2	221.0	8

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $1.16 for third quarter 2005, up 14 percent from $1.02 in third quarter 2004. Net income was a record $1.98 billion, up 13 percent from $1.75 billion in third quarter 2004.

“Our outstanding performance this quarter proves again that our time-tested business model and talented team can consistently produce industry-leading results including double-digit growth in revenue, net income and earnings per share,” said Chairman and CEO Dick Kovacevich. “We’ve achieved this superior performance over a variety of economic cycles because of our disciplined risk management, diversity across virtually all of financial services and our focus on earning all our customers’ business.

“As we work with our customers to assess their personal situation and the effect of the Gulf State hurricanes, we are offering them personal financial counseling, dedicated assistance numbers and moratoriums on collections and foreclosures. We also may provide extended terms for affected customers depending on their circumstances. Through year-end, residents of Alabama, Louisiana and Mississippi can make free withdrawals from any Wells Fargo ATM, nationwide, whether or not they have a Wells Fargo account. We also increased the daily spending limit for our ATM and Check Card customers in affected areas of those states. Our affected small business customers can obtain emergency increases in their credit lines, bridge loans, term loans, credit protection, deferred loan payments and fee waivers. Our affected student loan customers automatically have loan forbearance through year-end. Our company and team members have contributed a total of $1.5 million to the American Red Cross Hurricane Katrina Relief Fund. Although very difficult to precisely assess at this time, we recorded a $100 million provision in excess of net charge-offs this quarter for the impact of Hurricane Katrina on Wells Fargo’s loan portfolio.

“During the quarter, our home mortgage and consumer finance businesses announced changes to benefit customers of our nonprime real estate-secured lending businesses including a flat maximum limit for origination fees on retail nonprime loans, simplifying caps on prepayment charges and eliminating mandatory arbitration clauses on consumer finance real estate loans. Our consistently superior financial performance, our commitment to our communities and ethical business practices were among the criteria for a recent survey of money managers by Barron’s which ranked Wells Fargo the world’s most respected financial services company.”

Financial Performance
Diluted earnings per share were a record $1.16, up 14 percent from $1.02 in third quarter 2004 and up 14 percent (annualized) from $1.12 earned in second quarter 2005, once again driven by solid double-digit revenue growth, up 16 percent from last year. “We’ve always maintained that our focus on earning all of our customers’ business by cross-selling our broad set of products and services provides us with both the diversification and opportunity to consistently grow both the top and bottom lines, regardless of the economic environment, and third quarter results show the value of our strategy,” said Chief Financial Officer Howard Atkins. “Our 14 percent earnings growth was broad based, with nearly every consumer and commercial business line achieving double-digit profit growth, including regional banking, middle market/corporate banking, commercial real estate, asset-based lending, small business lending, home mortgage, student lending, asset management and international services. Both net interest income and noninterest income grew solidly during the quarter and many of our fee-based products had double-digit revenue growth. As we’ve stated, in order to consistently grow over the long term, successful companies must invest in their core businesses and maintain strong balance sheets. Actions taken in the third quarter included:
•	$33 million in losses (not including foregone net interest income) related to the sale of an additional $24 billion of our lowest-yielding ARMs,
•	$31 million of realized losses on the sale of debt securities, including the sale of low-yielding fixed income securities,
•	$100 million provision in excess of net charge-offs in order to allow for our current assessment of the effect of Hurricane Katrina,
•	$41 million of aircraft lease write-downs for airlines that filed for bankruptcy during the quarter,
•	$25 million expense for the early adoption of an accounting standard (FIN 47), and
•	$14 million in expenses for the integration of the Strong Financial and Texas bank acquisitions.

“In addition, we continued to make investments by increasing our sales force by approximately 1,000 team members, opening 21 regional banking stores and 16 Wells Fargo Financial stores, renovating 100 stores and improving distribution and customer service during the quarter,” said Atkins.

Revenue
Revenue of $8.5 billion increased $1.2 billion, or 16 percent, from a year ago, and $2.6 billion, or 12 percent, for the first nine months of 2005. Wells Fargo Home Mortgage revenue increased $487 million to $1.4 billion, and for the first nine months of 2005 increased $633 million to $3.7 billion from the same period of 2004. Combined revenue of businesses other than Home Mortgage grew 11 percent in third quarter 2005 from third quarter 2004 and 10 percent year-to-date 2005 from year-to-date 2004. “Revenue growth was once again broad based across most of our businesses and reflected solid growth in both net interest income and noninterest income,” said Atkins.

Loans
Average loans of $295.6 billion increased $21.4 billion, or 8 percent, from third quarter 2004. Excluding real estate 1-4 family first mortgages — the loan category impacted by ARM sales over the past several quarters — total average loans grew $37.6 billion, or 20 percent.

Average consumer loans increased 4 percent from third quarter 2004, and declined 8 percent (annualized) on a linked-quarter basis. “Excluding real estate 1-4 family first mortgages, consumer loans continued to grow at a healthy pace, up 26 percent year-over-year and 12 percent linked quarter (annualized), reflecting solid growth in home equity, credit card, and other revolving credit and installment loans,” said Atkins.

Commercial loan growth also was strong, with average commercial and commercial real estate loans up $13.0 billion, or 14 percent, year-over-year and $3.3 billion, or 13 percent (annualized), on a linked-quarter basis, the fourth consecutive quarter of double-digit, linked-quarter growth. “We continued to see solid commercial loan growth in asset-based lending, middle market, specialized financial services, commercial real estate and small business banking, including business direct,” said Atkins.

Deposits
Average core deposits of $247.2 billion, grew $22.2 billion, or 10 percent, from third quarter 2004 and increased $8.9 billion, or 15 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $19 billion, up $5.4 billion from third quarter 2004 and up $2.9 billion from second quarter 2005. Excluding mortgage escrow balances, total average core deposits grew 8 percent from third quarter 2004 and 11 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $18.9 billion, or 10 percent, from third quarter 2004 and increased $6.3 billion, or 13 percent (annualized), on a linked-quarter basis. “Our consistently strong deposit growth in spite of the competitive environment was broad based across our deposit products, with particular strength in small business demand accounts, interest-bearing checking and savings certificates,” said Atkins.

Net Interest Income
Net interest income increased 6 percent from third quarter 2004 and 12 percent (annualized) on a linked-quarter basis reflecting solid loan growth (other than ARMs) and a relatively stable net interest margin. Average earning assets grew 6 percent year-over-year and 12 percent (annualized) on a linked-quarter basis, or 14 percent and 25 percent, respectively, excluding real estate 1-4 family first mortgages. Net interest margin of 4.86 percent was down 3 basis points from both a year ago and second quarter 2005, with the positive impact on the margin from balance sheet repositioning actions offset by the increase in the mortgage warehouse on a linked-quarter basis. “Given the prospect of higher short-term interest rates and a flatter yield curve, beginning in the second quarter 2004 we started a program of selling our lowest-yielding ARMs on our balance sheet, periodically replacing some of these sales at higher yields. From the second quarter of 2004 through the third quarter of 2005, we sold $60 billion in ARMs at an average yield of 4.22 percent, realizing losses during these six quarters of approximately $350 million not including the foregone interest differential. As a result, however, the average yield on our 1-4 family first mortgage portfolio — which includes ARMs — increased from 5.19 percent on an average balance of $89.4 billion in second quarter 2004 to a yield of 6.60 percent on an average balance of $72.5 billion in third quarter 2005. With ARM yields in the 5.5 percent range at quarter-end, we held ARMs at yields that were more than 1 percent higher than the average yield on all the ARMs sold since second quarter 2004,” said Atkins.

Noninterest Income
Noninterest income increased $927 million, or 32 percent, from third quarter 2004. “Double-digit growth in noninterest income reflected strong results across our businesses including double-digit growth in trust and investment fees, card fees, other fees, mortgage banking and strong capital markets results,” said Atkins. Mortgage banking servicing fees in third quarter 2005 included $356 million in mortgage servicing rights (MSRs) valuation allowance release (increase in mortgage banking revenue) compared with $211 million in impairment provision (reduction in mortgage banking revenue) in third quarter 2004.

On a linked-quarter basis, noninterest income increased $498 million. “This increase was driven by solid growth in service charges on deposit accounts, trust and investment fees, card fees, other fees, mortgage banking and trading income, offset by seasonally lower insurance fees and lower net realized gains from debt securities and equity investments,” said Atkins.

Noninterest Expense
Noninterest expense was up $669 million, or 16 percent, from third quarter 2004 and up $335 million, or 29 percent (annualized), on a linked-quarter basis and included $41 million in losses on airplane lease write-downs, $25 million for the early adoption of FIN 47, which relates to recognition of obligations associated with the retirement of long-lived assets such as building and leasehold improvements, and $14 million of integration expense. “Expense growth both year-over-year and linked-quarter was driven by increased mortgage production and continued investment in our businesses,” said Atkins. Home Mortgage expenses increased approximately $200 million from third quarter 2004 and $160 million from second quarter 2005 reflecting higher production and application processing costs. During the quarter, we opened 37 new stores, renovated approximately 100 banking stores and added 1,031 new retail bankers. The efficiency ratio was 57.5 percent, improving slightly from both the prior quarter and third quarter 2004.

As required under FAS 123R, we will begin expensing stock options on January 1, 2006. Assuming our 2006 option grant will vest over a three year period and the valuation and number of options will be the same as our February 2005 grant, we anticipate this expense to reduce 2006 earnings per share by approximately $.06.

Credit Quality
"Third quarter credit results were in line with expectations,” said Chief Credit Officer Dave Munio. “Our $300 billion loan portfolio remained well-diversified and experienced good, steady growth across all lending segments.” Third quarter 2005 net charge-offs were $541 million (.73 percent of average loans outstanding, annualized) compared with $454 million (.62 percent) in second quarter 2005 and $407 million (.59 percent) a year ago. The increased losses during third quarter 2005 were driven by increased consumer bankruptcies in advance of the mid-October implementation of bankruptcy reform legislation, continued loan growth and seasoning at Wells Fargo Financial, which has performed consistently with our risk-based pricing model, and a return to modest commercial losses after a net recovery in Wholesale Banking in second quarter 2005.

During the third quarter of 2005, Hurricane Katrina damage affected the Company’s loan portfolios. “The impact is expected to be primarily in the consumer lending area, including our residential real estate, credit card, automobile, and other revolving credit and installment loan portfolios,” said Munio. “These portfolios total approximately $2 billion in loan outstandings in the FEMA-designated impacted areas. We believe the principal balance of loans subject to loss is less than $500 million based on our analysis to date of the existence of insurance coverage, type of loan, location and potential damage to collateral. Based on further analysis of the loss content of these loans, we believe it is prudent to provide an additional $100 million to the allowance for credit losses. Many of the loans are to borrowers where repayment prospects have not yet been determined to be diminished, or are in areas where the properties may have suffered little, if any, damage or may not yet have been inspected. We will continue to refine our estimates as more information becomes available. We currently do not estimate any significant exposure from Hurricane Katrina in our commercial and commercial real estate loan portfolios, totaling about $100 million in loan outstandings in the affected areas. We are still gathering information but, at this point we expect no material effect from Hurricane Rita.”

Total nonperforming assets (NPAs) were $1.49 billion (.50 percent of total loans) at September 30, 2005, compared with $1.39 billion (.46 percent) at June 30, 2005, and $1.57 billion (.56 percent) at September 30, 2004. “NPAs remained at very manageable levels,” said Munio. “Modest levels of new problem loans were largely offset by reductions in inventory in our well-managed workout units. We continued to monitor the level of foreclosed residential real estate and repossessed autos but saw no unsatisfactory trends as of quarter end.”

The allowance for credit losses was $4.06 billion at September 30, 2005, and covered nearly two times annualized net credit losses and nearly three times NPAs. “We consider the allowance adequate to cover losses inherent in the loan portfolios at September 30, 2005,” said Munio.

Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each was:

	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Community Banking	$1,489	$1,217	22	$4,136	$3,680	12
Wholesale Banking	407	363	12	1,294	1,196	8
Wells Fargo Financial	79	168	(53)	311	467	(33)

More financial information about the business segments is on pages 27 and 28.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$5,837	$5,002	17	$16,660	$14,893	12
Provision for credit losses	226	183	23	610	574	6
Noninterest expense	3,397	2,954	15	9,904	8,698	14
Net income	1,489	1,217	22	4,136	3,680	12
Average loans (in billions)	184.4	181.8	1	185.9	177.4	5
Average assets (in billions)	299.5	292.1	3	293.3	282.0	4

•	Average core deposits up 12 percent from prior year, up 17 percent (annualized) from prior quarter
•	Watchfire® GómezPro ranked Wells Fargo number one in consumer online banking
•	7.1 million active online customers, serving 55 percent of consumer checking accounts
•	3.0 million bill pay customers, up from 2.1 million a year ago
•	643,000 active online small business customers, up from 510,000 a year ago

Community Banking reported net income of $1.49 billion, up 22 percent from $1.22 billion in third quarter 2004. Net interest income increased by $70 million, compared with third quarter 2004, primarily due to growth in earning assets and balance sheet repositioning mitigated by net interest margin compression. Noninterest income was up $765 million in third quarter 2005, compared with the same period last year, due to higher mortgage banking revenue and strong growth in card fees, loan fees, deposit service charges, trading income and gains from equity investments. Noninterest expense increased by $443 million, or 15 percent, in third quarter 2005 compared with the same period of 2004, due primarily to increased mortgage production and continued investment in business growth.

“We’re very pleased with the outstanding operating performance of our businesses serving consumers and small businesses,” said President and COO John Stumpf. “Once again, our financial results reflect the success of our diverse business model and our ability to satisfy all of the financial needs of our customers.”

Regional Banking Highlights
•	Record core product sales of 4.3 million, up 13 percent from prior year
•	Banker productivity of 5.11 core sales per day, up from 4.92 in the prior quarter
•	Net consumer checking accounts up 4.6 percent from prior year
•	Wells Fargo PackageSM sales increased 22 percent from prior year, reaching 46 percent of new households
•	Loans to small businesses (loans primarily less than $100,000) grew 18 percent from prior year
•	Surpassed $200 billion in retail core deposits

Our Regional Banking team achieved another quarter of excellent sales performance,” said Carrie Tolstedt, Group EVP, Regional Banking. “Core product sales were up 13 percent from 2004 with banker productivity at 5.11, up from 4.92 in the prior quarter. Sales of store-based business solutions increased 25 percent from a year ago. Loans to small businesses (loans primarily less than $100,000) grew 18 percent over the prior year. Additionally, we continued to experience strong account and deposit growth. Net consumer checking account growth was up 4.6 percent from the prior year. Retail core deposits were up 10 percent year-over-year, surpassing $200 billion for the first time in our company’s history. This important milestone can be attributed to the efforts of our amazing group of talented team members who work everyday to achieve our vision of helping our customers succeed financially and becoming one of America’s great companies.”

Home Mortgage and Home Equity Highlights
•	Mortgage originations of $103 billion, up 51 percent from prior year
•	Mortgage applications of $116 billion, up 40 percent from prior year
•	Mortgage application pipeline of $66 billion
•	Owned mortgage servicing portfolio of $930 billion, up 20 percent from September 30, 2004
•	National Home Equity Group portfolio of $71 billion, up 9 percent from September 30, 2004

“Our residential real estate lending businesses continued their strong performance in the third quarter with double-digit growth in applications, originations and servicing portfolio and 9 percent growth in home equity loans over the same period last year,” said Mark Oman, Senior EVP, Home and Consumer Finance Group. “The rise in interest rates during the quarter and the growth in the servicing portfolio resulted in an increase in the mortgage servicing rights asset to $10.7 billion, or 1.31 percent of loans serviced for others, compared with $8.5 billion, or 1.12 percent, at June 30, 2005. Reflecting the increase in fair value of the servicing asset, due principally to an increase in interest rates, a $356 million reversal of the valuation allowance was realized in the quarter.”

Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities, and institutional investments.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$1,482	$1,254	18	$4,351	$3,923	11
Provision (reversal of provision) for credit losses	—	10	(100)	(6)	51	—
Noninterest expense	848	678	25	2,343	2,010	17
Net income	407	363	12	1,294	1,196	8
Average loans (in billions)	63.3	53.7	18	61.4	52.0	18
Average assets (in billions)	89.4	77.4	16	87.5	76.3	15

•	Net income up 12 percent from prior year
•	Revenue up 18 percent from prior year
•	Average loans up 18 percent from prior year; up 13 percent (annualized) from prior quarter
•	Global Finance ranked Wells Fargo Best Corporate/Institutional Internet Bank in the U.S. for 2005

Wholesale Banking reported net income of $407 million, up 12 percent from a year ago. Revenue was $1.48 billion, up 18 percent from $1.25 billion in third quarter 2004, driven by higher capital markets revenue and the impact of the Strong Financial acquisition. Noninterest expense was up 25 percent from the prior year, primarily due to the impact of the Strong Financial acquisition and the write-down of certain aircraft leases due to bankruptcy filings. Average loans increased 18 percent to $63.3 billion from third quarter 2004, with double-digit loan growth across all wholesale lending businesses.

“Our team achieved solid results in a very competitive market by focusing on our customers,” said Dave Hoyt, Senior EVP, Wholesale Banking. “We experienced another quarter of double-digit year-over-year profit and revenue growth. Loan growth was strong, up 18 percent over the prior year and 13 percent (annualized) over the last quarter. Credit quality remained very strong. Commercial real estate overall performed well. We acquired the assets of Regulus West’s wholesale lockbox operations to complete the largest image-equipped wholesale lockbox network in the nation.

“We continue to adapt new technology to help our customers with leading-edge products they need to manage their businesses faster and easier. Using Desktop DepositSM — the first Check 21 browser-based electronic deposit solution to reach the market — and our other electronic deposit services, customers have deposited more than one million checks directly from their offices in the few months since we introduced the services.”

Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States and in Canada, Latin America, the Caribbean, and the Pacific Rim.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$1,184	$1,062	11	$3,446	$3,075	12
Provision for credit losses	415	215	93	1,076	627	72
Noninterest expense	644	588	10	1,888	1,718	10
Net income	79	168	(53)	311	467	(33)
Average loans (in billions)	47.9	38.8	23	45.6	36.3	26
Average assets (in billions)	53.5	44.3	21	51.5	41.5	24

•	Revenue up 11 percent from prior year
•	Average loans up 23 percent from prior year
o	Real estate-secured receivables up 43 percent to $17.3 billion
o	Auto finance receivables up 15 percent to $23.5 billion

Wells Fargo Financial reported net income of $79 million, compared with $168 million in third quarter 2004. Revenue was $1.18 billion, up 11 percent from $1.06 billion in third quarter 2004. Average loans increased 23 percent to $47.9 billion from $38.8 billion a year ago. Noninterest expense increased 10 percent to $644 million from $588 million in third quarter 2004. The increases in provision expense for the quarter and year to date compared with the prior year represent specific events, such as the impact of Hurricane Katrina, the effect of the Federal Financial Institutions Examination Council (FFIEC) loss recognition changes adopted first quarter 2005 and expected increased losses driven by portfolio growth, and are not indicative of a shift in borrower risk profile.

“Hurricane Katrina had a substantial financial impact on Wells Fargo Financial during the quarter, but the larger concern was the human toll the disaster had on so many people,” said Tom Shippee, Wells Fargo Financial president and CEO. “Our first concern was our team members and our customers, who we worked with during this time to provide a moratorium on payments for at least 90 days. During the quarter, we added $100 million to our allowance for estimated losses related to Hurricane Katrina and growth in our portfolios. Despite that expense, our third quarter results were strong, with overall receivables up 23 percent year-over-year, primarily driven by our real estate and auto lending units. Real estate-secured receivables increased 43 percent from a year ago, and auto receivables grew 15 percent year-over-year.

“In July, we announced the integration of the Wells Fargo Auto Finance Group and Wells Fargo Financial Acceptance, a move designed to leverage the expertise and resources of the two automobile financing businesses to better serve both the retail and wholesale segments of the automobile financing industry. The consolidated business, now known as Wells Fargo Auto Finance, is managed by Wells Fargo Financial and will serve more than 20,000 franchised automobile dealers across North America when the integration is complete later this year. Combined, the new Wells Fargo Auto Finance has more than $20 billion in receivables, making it the second-largest noncaptive indirect auto originator in the U.S. We’re excited about this strategic integration. We made significant strides in the integration process during the third quarter, and we expect to be positioned to fully leverage the resources of the new

Wells Fargo Auto Finance to satisfy more of our customers’ needs. This move enables us to serve the full credit spectrum of customers with indirect financing through dealers, vehicle lease financing and direct-to-consumer loan products.”

Recorded Message
A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through October 21, 2005. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 9953898. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about the Company. Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about (i) the expected impact of Hurricane Katrina on our loan portfolios, including the principal balance of loans believed to be subject to loss and the expected loss content of these loans, (ii) the expected impact of Hurricane Rita, (iii) the expected impact of expensing stock options on our 2006 earnings per share, and (iv) future credit losses and credit quality.

Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

There are a number of factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and Annual Report on Form 10-K for the year ended December 31, 2004, including information incorporated into the Form 10-K from the Company’s 2004 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review—Risk Management” included in the 2004 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

Other factors described in the Form 10-K include • business and economic conditions • fiscal and monetary policies • legislation and regulation including the Patriot Act and the Sarbanes-Oxley Act • customers choosing not to use banks for transactions or choosing to take money out of the bank and investing it in the stock market or elsewhere • competition generally and in light of the Gramm-Leach-Bliley Act • potential dividend restrictions • market acceptance and regulatory approval of new products and services • non-banking activities • reliance on other companies for infrastructure components • integration of acquired companies • attracting and retaining key personnel • stock price volatility. See, for example, “Factors That May Affect Future Results” in the June 30, 2005 Form 10-Q.

Hurricane Katrina has affected the Company’s loan portfolios by damaging properties pledged as collateral and by impairing the ability of certain borrowers to repay their loans. The ultimate impact of the hurricane on the Company is difficult to predict and will be affected by a number of factors, including the extent of damage to the collateral, the extent to which damaged collateral is not covered by insurance, and the extent to which unemployment and other economic conditions caused by the hurricane adversely affect the ability of borrowers to repay their loans. The impact of the hurricane on the Company may be greater than anticipated.

Any factor described in this news release, in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Wells Fargo & Company is a diversified financial services company with $453 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,200 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Sept. 30	,	%	Nine months ended Sept. 30	,	%
(in millions, except per share amounts)	2005	2004	Change	2005	2004	Change

For the Period
Net income	$1,975	$1,748	13%	$5,741	$5,229	10%
Diluted earnings per common share	1.16	1.02	14	3.36	3.05	10
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.75%	1.66%	5	1.75%	1.72%	2
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.72	19.34	2	19.70	19.74	—
Efficiency ratio (1)	57.5	57.7	—	57.8	57.6	—
Total revenue	$8,503	$7,318	16	$24,457	$21,891	12
Dividends declared per common share	.52	.48	8	1.48	1.38	7
Average common shares outstanding	1,686.8	1,688.9	—	1,689.9	1,692.1	—
Diluted average common shares outstanding	1,705.3	1,708.7	—	1,709.3	1,712.7	—
Average loans	$295,611	$274,255	8	$292,874	$265,676	10
Average assets	448,159	419,636	7	438,143	405,649	8
Average core deposits (2)	247,187	225,027	10	239,171	221,046	8
Average retail core deposits (3)	205,078	186,175	10	198,881	181,677	9
Net interest margin	4.86%	4.89%	(1)	4.87%	4.89%	—
At Period End
Securities available for sale	$34,480	$35,121	(2)	$34,480	$35,121	(2)
Loans	296,189	279,310	6	296,189	279,310	6
Allowance for loan losses	3,886	3,782	3	3,886	3,782	3
Goodwill	10,776	10,431	3	10,776	10,431	3
Assets	453,494	421,549	8	453,494	421,549	8
Core deposits (2)	248,384	224,946	10	248,384	224,946	10
Stockholders’ equity	39,835	36,680	9	39,835	36,680	9
Capital ratios
Stockholders’ equity to assets	8.78%	8.70%	1	8.78%	8.70%	1
Risk-based capital (4)
Tier 1 capital	8.34	8.40	(1)	8.34	8.40	(1)
Total capital	11.82	12.15	(3)	11.82	12.15	(3)
Tier 1 leverage (4)	7.16	6.97	3	7.16	6.97	3
Book value per common share	$23.74	$21.71	9	$23.74	$21.71	9
Team members (active, full-time equivalent)	151,300	143,700	5	151,300	143,700	5
Common Stock Price
High	$62.87	$59.86	5	$62.87	$59.86	5
Low	58.00	56.12	3	57.77	54.32	6
Period end	58.57	59.63	(2)	58.57	59.63	(2)

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits consist of total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(4)	The September 30, 2005 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions, except per share amounts)	2005	2005	2005	2004	2004

For the Quarter
Net income	$1,975	$1,910	$1,856	$1,785	$1,748
Diluted earnings per common share	1.16	1.12	1.08	1.04	1.02
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.75%	1.76%	1.75%	1.67%	1.66%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.72	19.76	19.60	19.07	19.34
Efficiency ratio (1)	57.5	57.9	58.0	60.9	57.7
Total revenue	$8,503	$7,865	$8,089	$8,168	$7,318
Dividends declared per common share	.52	.48	.48	.48	.48
Average common shares outstanding	1,686.8	1,687.7	1,695.4	1,692.7	1,688.9
Diluted average common shares outstanding	1,705.3	1,707.2	1,715.7	1,715.0	1,708.7
Average loans	$295,611	$295,636	$287,282	$281,167	$274,255
Average assets	448,159	435,091	430,990	425,259	419,636
Average core deposits (2)	247,187	238,308	231,847	230,249	225,027
Average retail core deposits (3)	205,078	198,805	192,621	189,788	186,175
Net interest margin	4.86%	4.89%	4.87%	4.88%	4.89%
At Quarter End
Securities available for sale	$34,480	$29,216	$31,685	$33,717	$35,121
Loans	296,189	301,739	290,588	287,586	279,310
Allowance for loan losses	3,886	3,775	3,783	3,762	3,782
Goodwill	10,776	10,647	10,645	10,681	10,431
Assets	453,494	434,981	435,643	427,849	421,549
Core deposits (2)	248,384	239,615	234,984	229,703	224,946
Stockholders’ equity	39,835	39,278	38,477	37,866	36,680
Capital ratios
Stockholders’ equity to assets	8.78%	9.03%	8.83%	8.85%	8.70%
Risk-based capital (4)
Tier 1 capital	8.34	8.57	8.40	8.41	8.40
Total capital	11.82	12.17	12.37	12.07	12.15
Tier 1 leverage (4)	7.16	7.28	7.17	7.08	6.97
Book value per common share	$23.74	$23.30	$22.76	$22.36	$21.71
Team members (active, full-time equivalent)	151,300	148,600	147,000	145,500	143,700
Common Stock Price
High	$62.87	$62.22	$62.75	$64.04	$59.86
Low	58.00	57.77	58.15	57.55	56.12
Period end	58.57	61.58	59.80	62.15	59.63

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits consist of total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(4)	The September 30, 2005 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30		,	%
(in millions, except per share amounts)	2005	2004		Change	2005	2004		Change

INTEREST INCOME
Trading assets	$44	$38		16%	$142	$111		28%
Securities available for sale	442	496		(11)	1,327	1,398		(5)
Mortgages held for sale	674	490		38	1,585	1,294		22
Loans held for sale	9	76		(88)	136	205		(34)
Loans	5,416	4,271		27	15,359	12,239		25
Other interest income	60	34		76	169	85		99

Total interest income	6,645	5,405		23	18,718	15,332		22

INTEREST EXPENSE
Deposits	1,000	487		105	2,517	1,251		101
Short-term borrowings	189	105		80	502	227		121
Long-term debt	780	395		97	2,034	1,160		75

Total interest expense	1,969	987		99	5,053	2,638		92

NET INTEREST INCOME	4,676	4,418		6	13,665	12,694		8
Provision for credit losses	641	408		57	1,680	1,252		34

Net interest income after provision for credit losses	4,035	4,010		1	11,985	11,442		5

NONINTEREST INCOME
Service charges on deposit accounts	654	618		6	1,857	1,823		2
Trust and investment fees	614	508		21	1,813	1,573		15
Card fees	377	319		18	1,064	909		17
Other fees	520	452		15	1,451	1,300		12
Mortgage banking	743	262		184	1,794	1,070		68
Operating leases	202	207		(2)	612	625		(2)
Insurance	248	264		(6)	943	928		2
Net gains (losses) on debt securities available for sale	(31)	10		—	4	(18)		—
Net gains from equity investments	146	48		204	418	224		87
Other	354	212		67	836	763		10

Total noninterest income	3,827	2,900		32	10,792	9,197		17

NONINTEREST EXPENSE
Salaries	1,571	1,383		14	4,602	3,955		16
Incentive compensation	676	449		51	1,703	1,281		33
Employee benefits	467	390		20	1,446	1,273		14
Equipment	306	254		20	939	826		14
Net occupancy	354	309		15	1,068	907		18
Operating leases	159	158		1	474	469		1
Other	1,356	1,277		6	3,903	3,891		—

Total noninterest expense	4,889	4,220		16	14,135	12,602		12

INCOME BEFORE INCOME TAX EXPENSE	2,973	2,690		11	8,642	8,037		8
Income tax expense	998	942		6	2,901	2,808		3

NET INCOME	$1,975	$1,748		13	$5,741	$5,229		10

EARNINGS PER COMMON SHARE	$1.17	$1.03		14	$3.40	$3.09		10
DILUTED EARNINGS PER COMMON SHARE	$1.16	$1.02		14	$3.36	$3.05		10
DIVIDENDS DECLARED PER COMMON SHARE	$.52	$.48		8	$1.48	$1.38		7
Average common shares outstanding	1,686.8	1,688.9		—	1,689.9	1,692.1		—
Diluted average common shares outstanding	1,705.3	1,708.7		—	1,709.3	1,712.7		—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions, except per share amounts)	2005		2005		2005		2004		2004

INTEREST INCOME
Trading assets	$44		$54		$44		$34		$38
Securities available for sale	442		429		456		485		496
Mortgages held for sale	674		481		430		443		490
Loans held for sale	9		15		112		87		76
Loans	5,416		5,163		4,780		4,542		4,271
Other interest income	60		58		51		44		34

Total interest income	6,645		6,200		5,873		5,635		5,405

INTEREST EXPENSE
Deposits	1,000		825		692		576		487
Short-term borrowings	189		164		149		126		105
Long-term debt	780		675		579		477		395

Total interest expense	1,969		1,664		1,420		1,179		987

NET INTEREST INCOME	4,676		4,536		4,453		4,456		4,418
Provision for credit losses	641		454		585		465		408

Net interest income after provision for credit losses	4,035		4,082		3,868		3,991		4,010

NONINTEREST INCOME
Service charges on deposit accounts	654		625		578		594		618
Trust and investment fees	614		597		602		543		508
Card fees	377		361		326		321		319
Other fees	520		478		453		479		452
Mortgage banking	743		237		814		790		262
Operating leases	202		202		208		211		207
Insurance	248		358		337		265		264
Net gains (losses) on debt securities available for sale	(31)		39		(4)		3		10
Net gains from equity investments	146		201		71		170		48
Other	354		231		251		336		212

Total noninterest income	3,827		3,329		3,636		3,712		2,900

NONINTEREST EXPENSE
Salaries	1,571		1,551		1,480		1,438		1,383
Incentive compensation	676		562		465		526		449
Employee benefits	467		432		547		451		390
Equipment	306		263		370		410		254
Net occupancy	354		310		404		301		309
Operating leases	159		157		158		164		158
Other	1,356		1,279		1,268		1,681		1,277

Total noninterest expense	4,889		4,554		4,692		4,971		4,220

INCOME BEFORE INCOME TAX EXPENSE	2,973		2,857		2,812		2,732		2,690
Income tax expense	998		947		956		947		942

NET INCOME	$1,975		$1,910		$1,856		$1,785		$1,748

EARNINGS PER COMMON SHARE	$1.17		$1.14		$1.09		$1.06		$1.03
DILUTED EARNINGS PER COMMON SHARE	$1.16		$1.12		$1.08		$1.04		$1.02
DIVIDENDS DECLARED PER COMMON SHARE	$.52		$.48		$.48		$.48		$.48
Average common shares outstanding	1,686.8		1,687.7		1,695.4		1,692.7		1,688.9
Diluted average common shares outstanding	1,705.3		1,707.2		1,715.7		1,715.0		1,708.7

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Sept. 30, 2005 from
	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,
(in millions, except shares)	2005	2004	2004	2004	2004

ASSETS
Cash and due from banks	$13,931	$12,903	$13,249	8%	5%
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,861	5,020	5,029	17	17
Trading assets	8,477	9,000	8,107	(6)	5
Securities available for sale	34,480	33,717	35,121	2	(2)
Mortgages held for sale	46,119	29,723	30,783	55	50
Loans held for sale	629	8,739	8,434	(93)	(93)
Loans	296,189	287,586	279,310	3	6
Allowance for loan losses	(3,886)	(3,762)	(3,782)	3	3

Net loans	292,303	283,824	275,528	3	6

Mortgage servicing rights, net	10,711	7,901	7,768	36	38
Premises and equipment, net	4,223	3,850	3,722	10	13
Goodwill	10,776	10,681	10,431	1	3
Other assets	25,984	22,491	23,377	16	11

Total assets	$453,494	$427,849	$421,549	6	8

LIABILITIES
Noninterest-bearing deposits	$89,304	$81,082	$79,090	10	13
Interest-bearing deposits	199,725	193,776	189,697	3	5

Total deposits	289,029	274,858	268,787	5	8
Short-term borrowings	23,243	21,962	24,278	6	(4)
Accrued expenses and other liabilities	22,795	19,583	20,484	16	11
Long-term debt	78,592	73,580	71,320	7	10

Total liabilities	413,659	389,983	384,869	6	7

STOCKHOLDERS’ EQUITY
Preferred stock	389	270	325	44	20
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,878	9,806	9,767	1	1
Retained earnings	29,636	26,482	25,564	12	16
Cumulative other comprehensive income	721	950	914	(24)	(21)
Treasury stock — 57,210,620 shares, 41,789,388 shares and 46,042,180 shares	(3,267)	(2,247)	(2,436)	45	34
Unearned ESOP shares	(416)	(289)	(348)	44	20

Total stockholders’ equity	39,835	37,866	36,680	5	9

Total liabilities and stockholders’ equity	$453,494	$427,849	$421,549	6	8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2005	2005	2005	2004	2004

ASSETS
Cash and due from banks	$13,931	$13,962	$13,467	$12,903	$13,249
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,861	5,661	4,784	5,020	5,029
Trading assets	8,477	8,019	8,487	9,000	8,107
Securities available for sale	34,480	29,216	31,685	33,717	35,121
Mortgages held for sale	46,119	31,733	38,724	29,723	30,783
Loans held for sale	629	651	1,769	8,739	8,434
Loans	296,189	301,739	290,588	287,586	279,310
Allowance for loan losses	(3,886)	(3,775)	(3,783)	(3,762)	(3,782)

Net loans	292,303	297,964	286,805	283,824	275,528

Mortgage servicing rights, net	10,711	8,498	8,972	7,901	7,768
Premises and equipment, net	4,223	4,156	3,898	3,850	3,722
Goodwill	10,776	10,647	10,645	10,681	10,431
Other assets	25,984	24,474	26,407	22,491	23,377

Total assets	$453,494	$434,981	$435,643	$427,849	$421,549

LIABILITIES
Noninterest-bearing deposits	$89,304	$86,791	$82,872	$81,082	$79,090
Interest-bearing deposits	199,725	188,222	190,291	193,776	189,697

Total deposits	289,029	275,013	273,163	274,858	268,787
Short-term borrowings	23,243	17,905	24,451	21,962	24,278
Accrued expenses and other liabilities	22,795	19,930	22,649	19,583	20,484
Long-term debt	78,592	82,855	76,903	73,580	71,320

Total liabilities	413,659	395,703	397,166	389,983	384,869

STOCKHOLDERS’ EQUITY
Preferred stock	389	462	535	270	325
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,878	9,862	9,843	9,806	9,767
Retained earnings	29,636	28,567	27,512	26,482	25,564
Cumulative other comprehensive income	721	771	693	950	914
Treasury stock	(3,267)	(2,784)	(2,428)	(2,247)	(2,436)
Unearned ESOP shares	(416)	(494)	(572)	(289)	(348)

Total stockholders’ equity	39,835	39,278	38,477	37,866	36,680

Total liabilities and stockholders’ equity	$453,494	$434,981	$435,643	$427,849	$421,549

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2005		2005		2005		2004		2004

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,647		$5,653		$5,334		$4,967		$4,864
Trading assets	4,782		6,289		5,525		5,040		4,869
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,042		964		930		1,101		1,132
Securities of U.S. states and political subdivisions	3,321		3,434		3,572		3,624		3,586
Mortgage-backed securities:
Federal agencies	17,815		17,616		20,079		21,916		22,965
Private collateralized mortgage obligations	4,245		4,181		3,993		3,787		3,836

Total mortgage-backed securities	22,060		21,797		24,072		25,703		26,801
Other debt securities (1)	3,888		3,249		3,388		3,246		3,443

Total debt securities available for sale (1)	30,311		29,444		31,962		33,674		34,962
Mortgages held for sale	47,510		34,554		31,636		32,373		34,844
Loans held for sale	626		1,255		9,062		8,536		8,276
Loans:
Commercial and commercial real estate:
Commercial	59,434		57,749		55,178		51,896		49,517
Other real estate mortgage	28,614		29,504		29,869		29,412		29,025
Real estate construction	12,259		9,814		9,178		9,246		8,949
Lease financing	5,252		5,176		5,126		5,109		5,084

Total commercial and commercial real estate	105,559		102,243		99,351		95,663		92,575
Consumer:
Real estate 1-4 family first mortgage	72,479		79,533		84,589		86,389		88,689
Real estate 1-4 family junior lien mortgage	56,412		54,771		53,059		50,909		46,367
Credit card	10,867		10,285		10,157		9,706		8,948
Other revolving credit and installment	45,380		44,406		35,887		34,475		34,168

Total consumer	185,138		188,995		183,692		181,479		178,172
Foreign	4,914		4,398		4,239		4,025		3,508

Total loans (2)	295,611		295,636		287,282		281,167		274,255
Other	1,511		1,677		1,726		1,698		1,683

Total earning assets	$385,998		$374,508		$372,527		$367,455		$363,753

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,698		$3,561		$3,365		$3,244		$3,017
Market rate and other savings	129,390		128,333		127,346		125,350		124,090
Savings certificates	23,434		20,932		19,487		18,697		18,490
Other time deposits	22,204		26,378		28,814		30,460		36,089
Deposits in foreign offices	12,359		8,871		10,095		10,026		8,856

Total interest-bearing deposits	191,085		188,075		189,107		187,777		190,542
Short-term borrowings	22,797		22,687		25,434		26,315		29,840
Long-term debt	82,840		78,781		75,680		70,646		65,443

Total interest-bearing liabilities	296,722		289,543		290,221		284,738		285,825
Portion of noninterest-bearing funding sources	89,276		84,965		82,306		82,717		77,928

Total funding sources	$385,998		$374,508		$372,527		$367,455		$363,753

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,100		$12,991		$13,090		$13,366		$12,704
Goodwill	10,736		10,646		10,657		10,436		10,431
Other	38,325		36,946		34,716		34,002		32,748

Total noninterest-earning assets	$62,161		$60,583		$58,463		$57,804		$55,883

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$90,665		$85,482		$81,649		$82,958		$79,430
Other liabilities	21,074		21,348		20,739		20,336		18,435
Stockholders’ equity	39,698		38,718		38,381		37,227		35,946
Noninterest-bearing funding sources used to fund earning assets	(89,276)		(84,965)		(82,306)		(82,717)		(77,928)

Net noninterest-bearing funding sources	$62,161		$60,583		$58,463		$57,804		$55,883

TOTAL ASSETS	$448,159		$435,091		$430,990		$425,259		$419,636

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Nine months ended Sept. 30	,
(in millions)	2005	2004

Balance, beginning of period	$37,866	$34,469
Net income	5,741	5,229
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	6	4
Change in valuation allowance related to:
Investment securities and other retained interests	(316)	(16)
Derivative instruments and hedging activities	81	(12)
Common stock issued	938	1,045
Common stock issued for acquisitions	122	9
Common stock repurchased	(2,343)	(1,909)
Preferred stock released to ESOP	244	210
Common stock dividends	(2,505)	(2,337)
Other, net	1	(12)

Balance, end of period	$39,835	$36,680

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2005		2005		2005		2004		2004

Commercial and commercial real estate:
Commercial	$60,588		$58,877		$56,245		$54,517		$50,750
Other real estate mortgage	28,571		28,282		29,941		29,804		29,406
Real estate construction	12,587		11,589		9,392		9,025		9,211
Lease financing	5,244		5,195		5,121		5,169		5,075

Total commercial and commercial real estate	106,990		103,943		100,699		98,515		94,442
Consumer:
Real estate 1-4 family first mortgage	69,259		81,615		77,281		87,686		87,587
Real estate 1-4 family junior lien mortgage	57,491		55,989		53,867		52,190		49,557
Credit card	11,060		10,608		10,128		10,260		9,439
Other revolving credit and installment	46,201		44,974		44,250		34,725		34,435

Total consumer	184,011		193,186		185,526		184,861		181,018
Foreign	5,188		4,610		4,363		4,210		3,850

Total loans (net of unearned income)	$296,189		$301,739		$290,588		$287,586		$279,310

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2005	2005	2005	2004	2004

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$293	$338	$357	$345	$382
Other real estate mortgage	197	193	191	229	258
Real estate construction	43	44	51	57	59
Lease financing	68	51	59	68	54

Total commercial and commercial real estate	601	626	658	699	753
Consumer:
Real estate 1-4 family first mortgage	409	357	327	386	360
Real estate 1-4 family junior lien mortgage	119	98	101	92	93
Other revolving credit and installment	149	101	87	160	155

Total consumer	677	556	515	638	608
Foreign	23	20	23	21	16

Total nonaccrual loans	1,301	1,202	1,196	1,358	1,377
As a percentage of total loans	.44%	.40%	.41%	.47%	.49%
Foreclosed assets	187	187	207	212	190
Real estate investments	2	2	2	2	2

Total nonaccrual loans and other assets	$1,490	$1,391	$1,405	$1,572	$1,569

As a percentage of total loans	.50%	.46%	.48%	.55%	.56%

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Nine months ended
	Sept. 30 ,	June 30 ,	Sept. 30 ,	Sept. 30 ,	Sept. 30 ,
(in millions)	2005	2005	2004	2005	2004

Balance, beginning of period	$3,944	$3,950	$3,940	$3,950	$3,891
Provision for credit losses	641	454	408	1,680	1,252
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(95)	(92)	(98)	(271)	(321)
Other real estate mortgage	(1)	(2)	(4)	(6)	(18)
Real estate construction	(1)	—	(1)	(6)	(4)
Lease financing	(7)	(10)	(24)	(27)	(48)

Total commercial and commercial real estate	(104)	(104)	(127)	(310)	(391)
Consumer:
Real estate 1-4 family first mortgage	(24)	(23)	(14)	(83)	(38)
Real estate 1-4 family junior lien mortgage	(37)	(30)	(20)	(100)	(76)
Credit card	(128)	(134)	(109)	(389)	(337)
Other revolving credit and installment	(369)	(296)	(233)	(1,015)	(669)

Total consumer	(558)	(483)	(376)	(1,587)	(1,120)
Foreign	(72)	(63)	(37)	(216)	(95)

Total loan charge-offs	(734)	(650)	(540)	(2,113)	(1,606)

Loan recoveries:
Commercial and commercial real estate:
Commercial	35	37	31	102	117
Other real estate mortgage	4	1	8	13	14
Real estate construction	—	7	3	7	5
Lease financing	5	6	7	16	19

Total commercial and commercial real estate	44	51	49	138	155
Consumer:
Real estate 1-4 family first mortgage	6	6	1	15	4
Real estate 1-4 family junior lien mortgage	8	8	6	22	17
Credit card	20	23	15	64	45
Other revolving credit and installment	97	90	56	250	167

Total consumer	131	127	78	351	233
Foreign	18	18	6	44	17

Total loan recoveries	193	196	133	533	405

Net loan charge-offs	(541)	(454)	(407)	(1,580)	(1,201)

Other	13	(6)	4	7	3

Balance, end of period	$4,057	$3,944	$3,945	$4,057	$3,945

Components:
Allowance for loan losses	$3,886	$3,775	$3,782	$3,886	$3,782
Reserve for unfunded credit commitments	171	169	163	171	163

Allowance for credit losses	$4,057	$3,944	$3,945	$4,057	$3,945

Net loan charge-offs (annualized) as a percentage of average total loans	.73%	.62%	.59%	.72%	.60%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2005	2005	2005	2004	2004

Balance, beginning of quarter	$3,944	$3,950	$3,950	$3,945	$3,940
Provision for credit losses	641	454	585	465	408
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(95)	(92)	(84)	(103)	(98)
Other real estate mortgage	(1)	(2)	(3)	(7)	(4)
Real estate construction	(1)	—	(5)	(1)	(1)
Lease financing	(7)	(10)	(10)	(14)	(24)

Total commercial and commercial real estate	(104)	(104)	(102)	(125)	(127)
Consumer:
Real estate 1-4 family first mortgage	(24)	(23)	(36)	(15)	(14)
Real estate 1-4 family junior lien mortgage	(37)	(30)	(33)	(31)	(20)
Credit card	(128)	(134)	(127)	(126)	(109)
Other revolving credit and installment	(369)	(296)	(350)	(250)	(233)

Total consumer	(558)	(483)	(546)	(422)	(376)
Foreign	(72)	(63)	(81)	(48)	(37)

Total loan charge-offs	(734)	(650)	(729)	(595)	(540)

Loan recoveries:
Commercial and commercial real estate:
Commercial	35	37	30	33	31
Other real estate mortgage	4	1	8	3	8
Real estate construction	—	7	—	1	3
Lease financing	5	6	5	7	7

Total commercial and commercial real estate	44	51	43	44	49
Consumer:
Real estate 1-4 family first mortgage	6	6	3	2	1
Real estate 1-4 family junior lien mortgage	8	8	6	7	6
Credit card	20	23	21	17	15
Other revolving credit and installment	97	90	63	53	56

Total consumer	131	127	93	79	78
Foreign	18	18	8	7	6

Total loan recoveries	193	196	144	130	133

Net loan charge-offs	(541)	(454)	(585)	(465)	(407)

Other	13	(6)	—	5	4

Balance, end of quarter	$4,057	$3,944	$3,950	$3,950	$3,945

Components:
Allowance for loan losses	$3,886	$3,775	$3,783	$3,762	$3,782
Reserve for unfunded credit commitments	171	169	167	188	163

Allowance for credit losses	$4,057	$3,944	$3,950	$3,950	$3,945

Net loan charge-offs (annualized) as a percentage of average total loans	.73%	.62%	.83%	.66%	.59%
Allowance for loan losses:
As a percentage of total loans	1.31%	1.25%	1.30%	1.31%	1.35%
As a percentage of nonaccrual loans	299	314	316	277	275
As a percentage of nonaccrual loans and other assets	261	271	269	239	241
Allowance for credit losses:
As a percentage of total loans	1.37%	1.31%	1.36%	1.37%	1.41%
As a percentage of nonaccrual loans	312	328	330	291	286
As a percentage of nonaccrual loans and other assets	272	284	281	251	251

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30		,	%
(in millions)	2005	2004		Change	2005	2004		Change

Service charges on deposit accounts	$654	$618		6%	$1,857	$1,823		2%
Trust and investment fees:
Trust, investment and IRA fees	473	366		29	1,374	1,124		22
Commissions and all other fees	141	142		(1)	439	449		(2)

Total trust and investment fees	614	508		21	1,813	1,573		15
Card fees	377	319		18	1,064	909		17
Other fees:
Cash network fees	45	47		(4)	135	136		(1)
Charges and fees on loans	280	234		20	785	669		17
All other	195	171		14	531	495		7

Total other fees	520	452		15	1,451	1,300		12
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	373	(24)		—	730	603		21
Net gains on mortgage loan origination/sales activities	273	212		29	816	258		216
All other	97	74		31	248	209		19

Total mortgage banking	743	262		184	1,794	1,070		68
Operating leases	202	207		(2)	612	625		(2)
Insurance	248	264		(6)	943	928		2
Trading assets	184	94		96	391	338		16
Net gains (losses) on debt securities available for sale	(31)	10		—	4	(18)		—
Net gains from equity investments	146	48		204	418	224		87
Net gains on sales of loans	3	3		—	3	7		(57)
Net gains on dispositions of operations	1	—		—	2	2		—
All other	166	115		44	440	416		6

Total	$3,827	$2,900		32	$10,792	$9,197		17

NONINTEREST EXPENSE

	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30		,	%
(in millions)	2005	2004		Change	2005	2004		Change

Salaries	$1,571	$1,383		14%	$4,602	$3,955		16%
Incentive compensation	676	449		51	1,703	1,281		33
Employee benefits	467	390		20	1,446	1,273		14
Equipment	306	254		20	939	826		14
Net occupancy	354	309		15	1,068	907		18
Operating leases	159	158		1	474	469		1
Outside professional services	230	165		39	582	440		32
Contract services	163	154		6	443	454		(2)
Advertising and promotion	128	113		13	334	315		6
Travel and entertainment	120	110		9	347	312		11
Outside data processing	114	109		5	341	314		9
Telecommunications	74	73		1	213	216		(1)
Postage	72	63		14	212	201		5
Charitable donations	8	7		14	48	24		100
Insurance	17	47		(64)	196	214		(8)
Stationery and supplies	48	57		(16)	148	177		(16)
Operating losses	52	45		16	156	144		8
Net losses (gains) from debt extinguishment	(1)	—		—	(1)	176		—
Security	42	40		5	125	120		4
Core deposit intangibles	30	33		(9)	93	101		(8)
All other	259	261		(1)	666	683		(2)

Total	$4,889	$4,220		16	$14,135	$12,602		12

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31 ,	Dec. 31	,	Sept. 30	,
(in millions)	2005		2005		2005	2004		2004

Service charges on deposit accounts	$654		$625		$578	$594		$618
Trust and investment fees:
Trust, investment and IRA fees	473		456		445	385		366
Commissions and all other fees	141		141		157	158		142

Total trust and investment fees	614		597		602	543		508
Card fees	377		361		326	321		319
Other fees:
Cash network fees	45		47		43	44		47
Charges and fees on loans	280		260		245	252		234
All other	195		171		165	183		171

Total other fees	520		478		453	479		452
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	373		(99)		456	434		(24)
Net gains on mortgage loan origination/sales activities	273		250		293	281		212
All other	97		86		65	75		74

Total mortgage banking	743		237		814	790		262
Operating leases	202		202		208	211		207
Insurance	248		358		337	265		264
Trading assets	184		64		143	185		94
Net gains (losses) on debt securities available for sale	(31)		39		(4)	3		10
Net gains from equity investments	146		201		71	170		48
Net gains (losses) on sales of loans	3		39		(39)	4		3
Net gains (losses) on dispositions of operations	1		—		1	(17)		—
All other	166		128		146	164		115

Total	$3,827		$3,329		$3,636	$3,712		$2,900

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2005		2005		2005		2004		2004

Salaries	$1,571		$1,551		$1,480		$1,438		$1,383
Incentive compensation	676		562		465		526		449
Employee benefits	467		432		547		451		390
Equipment	306		263		370		410		254
Net occupancy	354		310		404		301		309
Operating leases	159		157		158		164		158
Outside professional services	230		189		163		229		165
Contract services	163		141		139		172		154
Advertising and promotion	128		117		89		144		113
Travel and entertainment	120		117		110		130		110
Outside data processing	114		121		106		104		109
Telecommunications	74		67		72		80		73
Postage	72		68		72		68		63
Charitable donations	8		18		22		224		7
Insurance	17		100		79		33		47
Stationery and supplies	48		55		45		63		57
Operating losses	52		26		78		48		45
Net losses (gains) from debt extinguishment	(1)		1		(1)		(2)		—
Security	42		42		41		41		40
Core deposit intangibles	30		31		32		33		33
All other	259		186		221		314		261

Total	$4,889		$4,554		$4,692		$4,971		$4,220

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Quarter ended Sept. 30							,
	2005				2004
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,647	3.17%	$45		$4,864	1.47%	$18
Trading assets	4,782	3.68	44		4,869	3.10	38
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,042	3.70	10		1,132	4.39	12
Securities of U.S. states and political subdivisions	3,321	8.12	63		3,586	7.85	67
Mortgage-backed securities:
Federal agencies	17,815	6.08	264		22,965	6.02	335
Private collateralized mortgage obligations	4,245	5.63	59		3,836	5.12	48

Total mortgage-backed securities	22,060	5.99	323		26,801	5.89	383
Other debt securities (4)	3,888	7.21	68		3,443	7.60	58

Total debt securities available for sale (4)	30,311	6.29	464		34,962	6.19	520
Mortgages held for sale (3)	47,510	5.68	674		34,844	5.61	490
Loans held for sale (3)	626	5.86	9		8,276	3.68	76
Loans:
Commercial and commercial real estate:
Commercial	59,434	6.83	1,023		49,517	5.61	698
Other real estate mortgage	28,614	6.42	464		29,025	5.37	391
Real estate construction	12,259	6.64	204		8,949	5.29	119
Lease financing	5,252	5.74	75		5,084	6.23	79

Total commercial and commercial real estate	105,559	6.64	1,766		92,575	5.53	1,287
Consumer:
Real estate 1-4 family first mortgage	72,479	6.60	1,201		88,689	5.54	1,231
Real estate 1-4 family junior lien mortgage	56,412	6.71	954		46,367	5.07	591
Credit card	10,867	12.38	336		8,948	12.00	269
Other revolving credit and installment	45,380	8.72	998		34,168	8.99	771

Total consumer	185,138	7.49	3,489		178,172	6.40	2,862
Foreign	4,914	13.35	164		3,508	14.24	124

Total loans (5)	295,611	7.29	5,419		274,255	6.21	4,273
Other	1,511	3.83	16		1,683	3.81	17

Total earning assets	$385,998	6.89	6,671		$363,753	5.97	5,432

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,698	1.50	13		$3,017	.47	4
Market rate and other savings	129,390	1.57	513		124,090	.68	213
Savings certificates	23,434	2.98	176		18,490	2.24	105
Other time deposits	22,204	3.48	196		36,089	1.47	133
Deposits in foreign offices	12,359	3.28	102		8,856	1.44	32

Total interest-bearing deposits	191,085	2.08	1,000		190,542	1.02	487
Short-term borrowings	22,797	3.28	189		29,840	1.41	105
Long-term debt	82,840	3.75	780		65,443	2.41	395

Total interest-bearing liabilities	296,722	2.64	1,969		285,825	1.38	987
Portion of noninterest-bearing funding sources	89,276	—	—		77,928	—	—

Total funding sources	$385,998	2.03	1,969		$363,753	1.08	987

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.86%	$4,702			4.89%	$4,445

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,100				$12,704
Goodwill	10,736				10,431
Other	38,325				32,748

Total noninterest-earning assets	$62,161				$55,883

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$90,665				$79,430
Other liabilities	21,074				18,435
Stockholders’ equity	39,698				35,946
Noninterest-bearing funding sources used to fund earning assets	(89,276)				(77,928)

Net noninterest-bearing funding sources	$62,161				$55,883

TOTAL ASSETS	$448,159				$419,636

(1)	Our average prime rate was 6.42% and 4.42% for the quarters ended September 30, 2005 and 2004, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 3.77% and 1.75% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended Sept. 30							,
	2005				2004
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,546	2.81%	$117		$4,015	1.28%	$38
Trading assets	5,529	3.43	142		5,369	2.76	111
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	979	3.78	28		1,182	4.16	36
Securities of U.S. states and political subdivisions	3,441	8.28	202		3,460	7.90	196
Mortgage-backed securities:
Federal agencies	18,495	6.06	815		21,232	6.02	927
Private collateralized mortgage obligations	4,140	5.55	169		3,543	5.10	131

Total mortgage-backed securities	22,635	5.97	984		24,775	5.88	1,058
Other debt securities (4)	3,511	7.25	184		3,444	7.66	177

Total debt securities available for sale (4)	30,566	6.30	1,398		32,861	6.21	1,467
Mortgages held for sale (3)	37,958	5.57	1,585		32,226	5.35	1,294
Loans held for sale (3)	3,617	5.02	136		8,088	3.39	205
Loans:
Commercial and commercial real estate:
Commercial	57,469	6.55	2,816		48,515	5.71	2,074
Other real estate mortgage	29,325	6.14	1,347		28,472	5.24	1,116
Real estate construction	10,428	6.43	501		8,548	5.12	328
Lease financing	5,185	5.97	232		5,055	6.37	241

Total commercial and commercial real estate	102,407	6.39	4,896		90,590	5.54	3,759
Consumer:
Real estate 1-4 family first mortgage	78,822	6.31	3,725		88,140	5.36	3,539
Real estate 1-4 family junior lien mortgage	54,760	6.38	2,612		42,235	5.03	1,591
Credit card	10,439	12.16	952		8,599	11.89	767
Other revolving credit and installment	41,926	8.68	2,723		33,211	9.02	2,243

Total consumer	185,947	7.19	10,012		172,185	6.31	8,140
Foreign	4,520	13.66	462		2,901	15.91	346

Total loans (5)	292,874	7.01	15,370		265,676	6.15	12,245
Other	1,637	4.30	52		1,712	3.68	48

Total earning assets	$377,727	6.66	18,800		$349,947	5.90	15,408

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,543	1.29	34		$2,997	.35	8
Market rate and other savings	128,364	1.31	1,255		121,048	.64	576
Savings certificates	21,299	2.74	437		18,902	2.24	317
Other time deposits	25,775	2.95	569		29,510	1.25	275
Deposits in foreign offices	10,450	2.85	222		8,446	1.19	75

Total interest-bearing deposits	189,431	1.78	2,517		180,903	.92	1,251
Short-term borrowings	23,629	2.84	502		26,067	1.16	227
Long-term debt	79,126	3.43	2,034		66,976	2.31	1,160

Total interest-bearing liabilities	292,186	2.31	5,053		273,946	1.29	2,638
Portion of noninterest-bearing funding sources	85,541	—	—		76,001	—	—

Total funding sources	$377,727	1.79	5,053		$349,947	1.01	2,638

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.87%	$13,747			4.89%	$12,770

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,060				$12,950
Goodwill	10,680				10,412
Other	36,676				32,340

Total noninterest-earning assets	$60,416				$55,702

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$85,965				$78,099
Other liabilities	21,055				18,237
Stockholders’ equity	38,937				35,367
Noninterest-bearing funding sources used to fund earning assets	(85,541)				(76,001)

Net noninterest-bearing funding sources	$60,416				$55,702

TOTAL ASSETS	$438,143				$405,649

(1)	Our average prime rate was 5.93% and 4.14% for the nine months ended September 30, 2005 and 2004, respectively. The average three-month LIBOR was 3.30% and 1.39% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)	Banking		Banking		Financial		Other (2)		Company

Quarter ended September 30,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Net interest income	$3,210	$3,140	$597	$531	$869	$747	$—	$—	$4,676	$4,418
Provision for credit losses	226	183	—	10	415	215	—	—	641	408
Noninterest income	2,627	1,862	885	723	315	315	—	—	3,827	2,900
Noninterest expense	3,397	2,954	848	678	644	588	—	—	4,889	4,220

Income before income tax expense	2,214	1,865	634	566	125	259	—	—	2,973	2,690
Income tax expense	725	648	227	203	46	91	—	—	998	942

Net income	$1,489	$1,217	$407	$363	$79	$168	$—	$—	$1,975	$1,748

Average loans	$184.4	$181.8	$63.3	$53.7	$47.9	$38.8	$—	$—	$295.6	$274.3
Average assets	299.5	292.1	89.4	77.4	53.5	44.3	5.8	5.8	448.2	419.6
Average core deposits	223.5	199.6	23.6	25.3	.1	.1	—	—	247.2	225.0
Nine months ended September 30,
Net interest income	$9,426	$8,903	$1,750	$1,652	$2,489	$2,139	$—	$—	$13,665	$12,694
Provision (reversal of provision) for credit losses	610	574	(6)	51	1,076	627	—	—	1,680	1,252
Noninterest income	7,234	5,990	2,601	2,271	957	936	—	—	10,792	9,197
Noninterest expense	9,904	8,698	2,343	2,010	1,888	1,718	—	176	14,135	12,602

Income (loss) before income tax expense (benefit)	6,146	5,621	2,014	1,862	482	730	—	(176)	8,642	8,037
Income tax expense (benefit)	2,010	1,941	720	666	171	263	—	(62)	2,901	2,808

Net income (loss)	$4,136	$3,680	$1,294	$1,196	$311	$467	$—	$(114)	$5,741	$5,229

Average loans	$185.9	$177.4	$61.4	$52.0	$45.6	$36.3	$—	$—	$292.9	$265.7
Average assets	293.3	282.0	87.5	76.3	51.5	41.5	5.8	5.8	438.1	405.6
Average core deposits	214.9	195.6	24.3	25.3	—	.1	—	—	239.2	221.0

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business within Wells Fargo Financial in third quarter 2005, results for prior periods have been revised.
(2)	The noninterest expense item for the nine months ended September 30, 2004 is a $176 million loss on debt extinguishment recorded at the enterprise level. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(income/expense in millions, average balances in billions)	2005		2005		2005		2004		2004

COMMUNITY BANKING
Net interest income	$3,210		$3,124		$3,092		$3,116		$3,140
Provision for credit losses	226		197		187		213		183
Noninterest income	2,627		2,126		2,481		2,584		1,862
Noninterest expense	3,397		3,190		3,317		3,614		2,954

Income before income tax expense	2,214		1,863		2,069		1,873		1,865
Income tax expense	725		595		690		641		648

Net income	$1,489		$1,268		$1,379		$1,232		$1,217

Average loans	$184.4		$189.2		$183.9		$183.2		$181.8
Average assets	299.5		290.0		290.4		290.5		292.1
Average core deposits	223.5		214.5		206.2		204.0		199.6
WHOLESALE BANKING
Net interest income	$597		$588		$565		$557		$531
Provision (reversal of provision) for credit losses	—		(10)		4		11		10
Noninterest income	885		871		845		799		723
Noninterest expense	848		750		745		718		678

Income before income tax expense	634		719		661		627		566
Income tax expense	227		257		236		224		203

Net income	$407		$462		$425		$403		$363

Average loans	$63.3		$61.3		$59.5		$56.4		$53.7
Average assets	89.4		88.0		85.1		81.6		77.4
Average core deposits	23.6		23.8		25.6		26.1		25.3
WELLS FARGO FINANCIAL
Net interest income	$869		$824		$796		$783		$747
Provision for credit losses	415		267		394		241		215
Noninterest income	315		332		310		329		315
Noninterest expense	644		614		630		639		588

Income before income tax expense	125		275		82		232		259
Income tax expense	46		95		30		82		91

Net income	$79		$180		$52		$150		$168

Average loans	$47.9		$45.1		$43.9		$41.6		$38.8
Average assets	53.5		51.3		49.7		47.4		44.3
Average core deposits	.1		—		—		.1		.1
OTHER (2)
Average assets	$5.8		$5.8		$5.8		$5.8		$5.8
CONSOLIDATED COMPANY
Net interest income	$4,676		$4,536		$4,453		$4,456		$4,418
Provision for credit losses	641		454		585		465		408
Noninterest income	3,827		3,329		3,636		3,712		2,900
Noninterest expense	4,889		4,554		4,692		4,971		4,220

Income before income tax expense	2,973		2,857		2,812		2,732		2,690
Income tax expense	998		947		956		947		942

Net income	$1,975		$1,910		$1,856		$1,785		$1,748

Average loans	$295.6		$295.6		$287.3		$281.2		$274.3
Average assets	448.2		435.1		431.0		425.3		419.6
Average core deposits	247.2		238.3		231.8		230.2		225.0

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business within Wells Fargo Financial in third quarter 2005, results for prior periods have been revised.
(2)	There are no reconciling items for net income, average loans or average assets for the periods presented. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2005	2005	2005	2004	2004

Mortgage servicing rights:
Balance, beginning of quarter	$10,096	$10,266	$9,466	$9,567	$10,100
Originations	850	529	385	369	465
Purchases	783	453	535	358	261
Amortization	(542)	(493)	(470)	(473)	(411)
Other (includes changes in mortgage servicing rights due to hedging)	766	(659)	350	(355)	(848)

Balance, end of quarter	$11,953	$10,096	$10,266	$9,466	$9,567

Valuation allowance:
Balance, beginning of quarter	$1,598	$1,294	$1,565	$1,799	$1,588
Provision (reversal of provision) for mortgage servicing rights in excess of fair value	(356)	304	(271)	(234)	211

Balance, end of quarter	$1,242	$1,598	$1,294	$1,565	$1,799

Mortgage servicing rights, net	$10,711	$8,498	$8,972	$7,901	$7,768

Ratio of mortgage servicing rights to related loans serviced for others	1.31%	1.12%	1.24%	1.15%	1.18%

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2005		2005		2005		2004		2004

Managed servicing portfolio:
Loans serviced for others (1)	$815		$761		$724		$688		$659
Owned loans serviced (2)	115		113		116		117		118

Total owned servicing	930		874		840		805		777
Sub-servicing	29		32		33		27		32

Total managed servicing portfolio	$959		$906		$873		$832		$809

Weighted-average note rate (owned servicing only)	5.71%		5.75%		5.75%		5.75%		5.75%

(1)	Consists of 1-4 family first mortgages and commercial mortgage loans.
(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30 ,
(in millions)	2005	2005	2005		2004		2004

Servicing fees, net of amortization and provision for impairment:
Servicing fees and other	$619	$593	$570		$534		$517
Amortization	(542)	(493)	(470)		(473)		(411)
Reversal of provision (provision) for mortgage servicing rights in excess of fair value	356	(304)	271		234		(211)
Net derivative gains (losses) (1)	(60)	105	85		139		81

Total servicing fees, net of amortization and impairment	$373	$(99)	$456		$434		$(24)

(1)	Net derivative gains (losses) included in total net servicing fees related to mortgage servicing rights hedging activities consist of gains (losses) excluded from the evaluation of hedge effectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2005		2005		2005		2004		2004

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$116		$117		$91		$80		$83
Refinances as a percentage of applications	43%		42%		41%		44%		36%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$66		$73		$59		$50		$55

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2005		2005		2005		2004		2004

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$42		$36		$27		$30		$29
Correspondent/Wholesale	48		37		27		28		27
Home equity loans and lines	10		9		8		9		10
Wells Fargo Financial	3		3		3		2		2

Total	$103		$85		$65		$69		$68

Year-to-date	$253		$150		$65		$298		$229

(1)	Consists of residential real estate originations from all Wells Fargo channels.